Exhibit 99.2

675 Bering Dr. Suite 400

Houston, Texas 77057

713-830-9600

Fax 713-830-9696

CONTACT:                                                                               William George

Chief Financial Officer

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA DECLARES QUARTERLY DIVIDEND

Houston, TX — October 29, 2015 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced that its board of directors declared a quarterly dividend of $0.065 per share on Comfort Systems USA, Inc. common stock.  The dividend is payable on November 23, 2015 to stockholders of record at the close of business on November 10, 2015.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 88 locations in 83 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.